Exhibit 3.1.6

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION GUIDE FOR ARTICLES OF INCORPORATION VIRGINIA STOCK CORPORATION

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1.	The name of the corporation is:

J. Crew Virginia, Inc.

2.	The number (and classes, if any) of shares the corporation is authorized to issue is (are):

Number of shares authorized	Class(es)
100	Common

3.	A.	The name of the corporation’s initial registered agent is
Commonwealth Legal Services Corporation

	B.	The initial registered agent is (mark appropriate box):

		(1)	an individual who is a resident of Virginia and

			☐	an initial director of the corporation

			☐	a member of the Virginia State Bar

OR

		(2)	☒	a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

4.	A. The corporation’s initial registered office address, which is the business office of the initial registered agent, is:

4701 Cox Road, Suite 301, Glen Allen,		,	VA	33060 - 6802
(number/street)	(City or town)			(ZIP code)

B.	The registered office is physically located in the ☐ City or ☒ County of Henrico.

5.	The initial directors are:

NAME(S)	ADDRESS(ES)

Arlene Hong	c/o J. Crew 770 Broadway N.Y., N.Y. 10003

6.	INCORPORATOR(S):

/s/ Arlene Hong	Arlene Hong

SIGNATURE(S)	PRINTED NAME(S)

See instructions on the reverse.